MARQETA THIRD QUARTER EARNINGS REPORT SHOWS 56 PERCENT JUMP IN NET REVENUE YEAR OVER YEAR, HIGHLIGHTING STRONG, CONTINUED GROWTH
In its third quarter earnings report, the global modern card issuing platform reported net revenue of $132 million, up 56 percent year-over-year, with 60 percent growth in total processing volume and a 67 percent increase in gross profit.
OAKLAND, Calif. – November 10, 2021 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the third quarter ended September 30, 2021.
Marqeta reported total processing volume (TPV) of $27.6 billion, with net revenue of $132 million. This represented an increase of 60% and 56%, respectively, from the same quarter of 2020. The company saw gross profit of $59 million during the quarter, up 67% year-over-year. The company reported a gross margin of 45% for the quarter ended September 30, 2021, up from 42% in the same quarter of 2020. Marqeta reported a gross margin for the first nine months of 2021 of 43%, up from 40% for the corresponding period of 2020. It also reported a GAAP net loss of $45.7 million and Adjusted EBITDA of $(4.9) million for the quarter ended September 30, 2021.
“Modern card issuing is at the heart of today’s digital economy, and our third quarter results put that on display, both with the growth we’re seeing, and the way our platform is bringing to life unique new payments use cases for an incredible array of innovators,” said Jason Gardner, Founder and CEO of Marqeta.
Marqeta highlighted several recent key business updates that show off its momentum in the market:
•Marqeta announced significant new customers: Bill.com will leverage Marqeta’s solution to help its financial institution partners and their customers to streamline their payment processes by using virtual cards, and Figure selected Marqeta to power its Figure Pay digital account which has built-in Buy Now, Pay Later (BNPL) functionality.
•Marqeta spotlighted the rise of a new category of card solutions allowing its customers’ cardholders to make purchases at the point of sale in fiat currency using their cryptocurrency wallets, or earn cryptocurrency rewards on their spending, with category leaders Coinbase, Fold, Shakepay and Bakkt all leveraging its modern card issuing platform.
•The Marqeta platform supported the launch of new card programs from existing major customers: Uber Freight launched a unique driver card for its carriers, which lets carriers get paid out for their earnings 99.7% faster than the industry standard.
•Marqeta’s European business continues to show strong growth. The number of transactions processed by Marqeta’s European customers in the third quarter of 2021 increased by over 340% year-over-year. Similarly, since September 30, 2020, Marqeta has doubled its European customer base.
•Marqeta continued to expand its product and partner ecosystem. After launching its first credit program in the second quarter of this year, Marqeta continued to onboard new credit card programs, with M1 Finance going live in third quarter, and Marqeta was named as a launch partner for Mastercard’s Installments Program, which builds in the tech infrastructure among payment acquirers to support BNPL programs.

Financial and Operating Highlights

(Dollars in thousands except per share amounts or as noted) (unaudited)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2021	2020		2021	2020
Financial metrics:
Net revenue	$131,512	$84,306	56%	$361,761	$202,096	79%
Gross profit	$59,074	$35,282	67%	$155,906	$81,461	91%
Gross margin	45%	42%	3 pps	43%	40%	3 pps
Net loss	$(45,730)	$(12,298)	272%	$(127,122)	$(33,935)	275%
Net loss margin	(35)%	(15)%	(20) pps	(35)%	(17)%	(18) pps
Net loss per share - basic and diluted [1]	$(0.08)	$(0.10)	(20)%	$(0.42)	$(0.28)	50%
Key operating metric and Non-GAAP financial measures [2]:
Total Processing Volume (TPV) (in millions)	$27,569	$17,250	60%	$78,087	$41,327	89%
Adjusted EBITDA [3]	$(4,939)	$686	(820)%	$(13,929)	$(12,754)	9%
Adjusted EBITDA margin [3]	(4)%	1%	(5) pps	(4)%	(6)%	(2) pps
1 Net loss per share is computed by dividing net loss by the weighted average of common shares and dilutive common shares outstanding during the period.
2 We track a number of operating and financial metrics, including the key metric set forth in this table (Total Processing Volume), to help evaluate our business and growth trends, establish budgets, evaluate the effectiveness of our investments, and assess operational efficiencies. Total Processing Volume (TPV) represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
3 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of the net loss to Adjusted EBITDA.
Third Quarter Financial Results:
Net revenue increased by $47.2 million, or 56% year-over-year, rising to $131.5 million from $84.3 million in the third quarter of 2020 resulting from a 60% increase in TPV year-over-year.
Gross profit increased by 67% year-over-year, rising to $59.1 million, from $35.3 million in the third quarter of 2020 due to our TPV growth and increased Card Network incentives from a contract that was amended in the third quarter to include more favorable incentive payments to the Company .
Gross margin increased from 42% in the third quarter of 2020 to 45% during the third quarter of 2021. Gross margin in the third quarter of 2021 was helped by a Card Network Incentive contract that was amended in the third quarter of 2021 and which reduced our cost of revenues.
Net loss increased by $33.4 million, or 272%, year-over-year to $45.7 million resulting from our increase in gross profit, offset by an increase in compensation, benefits and technology expenses as we continued our investment in our people and platform.
Total Processing Volume increased by 60% year-over-year, rising to $27.6 billion from $17.2 billion in the third quarter of 2020.
Adjusted EBITDA in the third quarter of 2021 was $(4.9) million, a decrease of $(5.6) million year-over-year.

Financial Guidance
The following summarizes Marqeta's guidance for the fourth quarter of 2021:

Fourth Quarter 2021
Net revenue	$134 - $139 million

Adjusted EBITDA (1)	$(10) - $(7) million
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA and for information regarding non-availability of a forward reconciliation.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until November 24, 2021, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13723994.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s guidance for the quarter ending December 31, 2021; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; expectations regarding new use cases for Marqeta’s platform ability; and statements made by Marqeta’ Founder and CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to the global COVID-19 pandemic on U.S. and global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased TPV on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; and the risk that Marqeta may be subject to additional risks such as currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter Feed and the Marqeta LinkedIn Feed. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 36 countries globally.

Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$131,512	$84,306	$361,761	$202,096
Costs of revenue	72,438	49,024	205,855	120,635
Gross profit	59,074	35,282	155,906	81,461
Operating expenses:
Compensation and benefits	81,219	38,231	221,262	89,114
Professional services	7,947	2,132	20,590	6,957
Technology	9,299	3,432	22,494	8,531
Occupancy	1,091	1,100	3,084	3,267
Depreciation and amortization	786	901	2,567	2,608
Marketing and advertising	490	371	1,480	1,052
Other operating expenses	3,880	1,287	8,705	3,914
Total operating expenses	104,712	47,454	280,182	115,443
Loss from operations	(45,638)	(12,172)	(124,276)	(33,982)
Other income (expense), net	(57)	(83)	(2,705)	117
Loss before income tax expense	(45,695)	(12,255)	(126,981)	(33,865)
Income tax expense	(35)	(43)	(141)	(70)
Net loss	$(45,730)	$(12,298)	$(127,122)	$(33,935)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.10)	$(0.42)	$(0.28)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	538,896,513	124,225,475	302,967,155	120,931,681

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,260,220	$220,433
Restricted cash	7,800	7,800
Marketable securities	408,954	149,903
Accounts receivable, net	7,338	8,420
Settlements receivable, net	15,451	12,867
Network incentives receivable	40,024	20,022
Prepaid expenses and other current assets	19,859	11,461
Total current assets	1,759,646	430,906
Property and equipment, net	10,191	9,477
Operating lease right-of-use assets, net	11,832	13,411
Other assets	1,473	3,886
Total assets	$1,783,142	$457,680
Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities
Accounts payable	$2,717	$2,362
Revenue share payable	88,183	78,191
Accrued expenses and other current liabilities	97,606	60,545
Total current liabilities	188,506	141,098
Redeemable convertible preferred stock warrant liabilities	—	2,517
Operating lease liabilities, net of current portion	13,218	15,449
Other liabilities	8,078	10,452
Total liabilities	209,802	169,516
Redeemable convertible preferred stock	—	501,881
Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	54	13
Additional paid-in capital	1,954,315	39,769
Accumulated other comprehensive income (loss)	(383)	25
Accumulated deficit	(380,646)	(253,524)
Total stockholders’ equity (deficit)	1,573,340	(213,717)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$1,783,142	$457,680

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(127,122)	$(33,935)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,567	2,608
Share-based compensation expense	105,893	18,620
Non-cash operating leases expense	1,579	1,519
Amortization of premium on marketable securities	974	231
Provision for doubtful accounts	108	44
Other	2,891	1,053
Changes in operating assets and liabilities:
Accounts receivable	974	(2,944)
Settlements receivable	(2,584)	137
Network incentives receivable	(20,002)	(3,426)
Prepaid expenses and other assets	(6,089)	(1,439)
Accounts payable	282	(314)
Revenue share payable	9,992	26,559
Accrued expenses and other liabilities	34,037	20,751
Operating lease liabilities	(2,147)	(890)
Net cash provided by operating activities	1,353	28,574
Cash flows from investing activities:
Purchases of property and equipment	(2,251)	(2,151)
Purchases of marketable securities	(375,089)	(183,367)
Sales of marketable securities	—	71,981
Maturities of marketable securities	114,688	72,190
Net cash used in investing activities	(262,652)	(41,347)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	1,319,809	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	166,942
Proceeds from exercise of stock options, including early exercised stock options	2,872	1,744
Payments for net settlement of restricted stock units	(18,448)	—
Payment of deferred offering costs	(3,134)	(1,231)
Repurchase of early exercised unvested options	(73)	(66)
Net cash provided by financing activities	1,301,086	167,389
Net increase in cash, cash equivalents, and restricted cash	1,039,787	154,616
Cash, cash equivalents, and restricted cash- Beginning of period	228,233	68,144
Cash, cash equivalents, and restricted cash - End of period	$1,268,020	$222,760

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)

2021	2020	Year over Year Change - Q3'21 vs Q3'20
Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating performance:
Net revenue	$131,512	$122,266	$107,983	$88,196	$84,306	56%
Costs of revenue	72,438	75,291	58,126	51,750	49,024	48%
Gross profit	59,074	46,975	49,857	36,446	35,282	67%
Gross margin	45%	38%	46%	41%	42%	3	pps
Operating expenses:
Compensation and benefits	81,219	95,204	44,839	37,747	38,231	112%
Professional services	7,947	6,382	6,261	3,172	2,132	273%
Technology	9,299	7,569	5,626	4,708	3,432	171%
Occupancy and equipment	1,091	907	1,086	1,070	1,100	(1)%
Depreciation and amortization	786	874	907	890	901	(13)%
Marketing and advertising	490	495	495	618	371	32%
Other operating expenses	3,880	3,530	1,295	1,346	1,287	201%
Total operating expenses	104,712	114,961	60,509	49,551	47,454	121%
Loss from operations	(45,638)	(67,986)	(10,652)	(13,105)	(12,172)	275%
Other income (expense), net	(57)	(481)	(2,167)	(638)	(83)	(31)%
Loss before income tax expense	(45,695)	(68,467)	(12,819)	(13,743)	(12,255)	273%
income tax expense	(35)	(87)	(19)	(17)	(43)	(19)%
Net loss	$(45,730)	$(68,554)	$(12,838)	$(13,760)	$(12,298)	272%
Loss per share - basic and diluted	$(0.08)	$(0.29)	$(0.10)	$(0.11)	$(0.10)	(20)%
TPV (in millions)	$27,569	$26,520	$23,998	$18,748	$17,250	60%
Adjusted EBITDA	$(4,939)	$(10,637)	$1,647	$(2,624)	$686	(820)%
Adjusted EBITDA margin	(4)%	(9)%	2%	(3)%	1%	(5)	pps
Financial condition:
Cash and cash equivalents	$1,260,220	$1,579,287	$247,630	$220,433	$214,960	486%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$408,954	$105,053	$140,145	$149,903	$134,328	204%
Total assets	$1,783,142	$1,780,324	$481,803	$457,680	$424,661	320%
Total liabilities	$209,802	$194,338	$193,497	$169,516	$133,922	57%
Redeemable preferred stock	$—	$—	$501,881	$501,881	$501,881	(100)%
Stockholders' equity (deficit)	$1,573,340	$1,585,986	$(213,575)	$(213,717)	$(211,142)	(845)%
pps = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA and Adjusted EBITDA Margin as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; legal, financial, and tax due diligence costs related to potential acquisitions; income tax expense; and other income (expense) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), realized foreign currency gains and losses, and interest income from our marketable securities. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
Adjusted EBITDA and Adjusted EBITDA Margin should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.
The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net revenue	$131,512	$84,306	$361,761	$202,096
GAAP net loss	$(45,730)	$(12,298)	$(127,122)	$(33,935)
GAAP net loss margin	(35)%	(15)%	(35)%	(17)%

GAAP net loss	$(45,730)	$(12,298)	$(127,122)	$(33,935)
Depreciation and amortization expense	786	901	2,567	2,608
Share-based compensation expense	38,965	11,957	105,893	18,620
Payroll tax expense related to share-based compensation	614	—	1,553	—
Acquisition related expenses	334	—	334	—
Other income (expense), net	57	83	2,705	(117)
Income tax expense	35	43	141	70
Adjusted EBITDA	$(4,939)	$686	$(13,929)	$(12,754)
Adjusted EBITDA Margin	(4)%	1%	(4)%	(6)%
A reconciliation of Adjusted EBITDA to the comparable GAAP measure is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.